Exhibit 23.2



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 15, 1995, which appears on page 12 of the Annual Report to the Shareholders of Hughes Supply, Inc., which is incorporated in Hughes Supply, Inc.'s Annual Report on Form 10-K for the year ended January 27, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

Orlando, Florida
July 25, 1995

















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